UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 24, 2018
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400 Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018, Emergent BioSolutions Inc. held its 2018 annual meeting of stockholders.  At the annual meeting, Emergent's stockholders approved the Emergent BioSolutions Inc. Stock Incentive Plan, or the Amended Plan.  The board of directors adopted the Amended Plan on March 22, 2018, subject to stockholder approval.

             The Amended Plan includes the following material changes to the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan, which:

•
• Increase the number of shares of Emergent's common stock available for issuance under the plan by 3,000,000 shares, subject to adjustment in the event of stock splits and other similar events; and
• Extend the term of the plan so that it expires on May 23, 2028.

The description above is a summary of certain provisions contained in the Amended Plan and does not purport to be complete.  A more fulsome description of the terms and conditions of the Amended Plan is set forth in Emergent's definitive proxy statement on Schedule 14A related to the annual meeting, filed on April 13, 2018.  Such descriptions are qualified in their entirety by reference to the Amended Plan, a blacklined copy of which is attached as Appendix A to the proxy statement.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As noted above, the annual meeting was held on May 24, 2018.  A total of 46,521,338 shares of Emergent's common stock were present or represented by proxy, which represented approximately 93.40% of Emergent's 49,808,692 shares of common stock that were outstanding and entitled to vote at the annual meeting as of the record date of March 29, 2018.  Stockholders considered the four proposals outlined below, each of which is described in more detail in the proxy statement.

Proposal 1.  To elect three Class III directors to hold office for a term expiring at our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.  All director nominees were elected.  The voting results were as follows:

Director Nominee	For	Against	Abstaining	Broker Non-Votes
Daniel J. Abdun-Nabi	42,022,748	1,547,938	4,990	2,945,662
Dr. Sue Bailey	42,943,768	622,969	8,939	2,945,662
Jerome M. Hauer, Ph.D.	42,941,815	621,658	12,203	2,945,662

Proposal 2.  To ratify the appointment by the audit committee of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.  Proposal 2 was approved.  The voting results were as follows:
For	Against	Abstaining	Broker Non-Votes
46,025,046	490,382	5,910	N/A

Proposal 3.  To approve, on an advisory basis, the compensation of our named executive officers.  Proposal 3 was approved.  The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
41,305,441	2,249,930	20,305	2,945,662

 Proposal 4.  To approve the amendment of our stock incentive plan.  Proposal 4 was approved.  The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
38,173,642	5,382,322	19,712	2,945,662

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Richard S. Lindahl Richard S. Lindahl Executive Vice President, Chief Financial Officer and Treasurer